UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 19, 2012

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 19, 2012, Alliqua, Inc. (the “Company”) held its annual meeting of shareholders. The following three proposals were submitted to the shareholders at the Meeting:

(1)
Election of three Class III directors to serve on the Company’s board of directors for a term of three years or until their successors are elected and qualified, for which the following are nominees: Kenneth Londoner, Jeffrey Sklar, and David Stefansky.

(2)	A proposal to amend the Alliqua, Inc. 2011 Long-Term Incentive Plan to increase the total number of shares of common stock authorized for issuance under such plan by 40,000,000 shares.

(3)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated November 21, 2012. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: Election of three Class III directors to serve on the board of directors for a term of three years or until their successors are elected and qualified.

Director	For	Withheld	Broker Non-Votes
Kenneth Londoner	117,153,470	470,382	47,321,068
Jeffrey Sklar	117,149,270	474,582	47,321,068
David Stefansky	116,078,174	1,545,678	47,321,068

Proposal 2: Approval of the amendment to the Alliqua, Inc. 2011 Long-Term Incentive Plan.

For	86,762,202
Against	3,269,022
Abstain	27,592,628
Broker Non-Votes	47,321,068

Proposal 3: Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	163,225,297
Against	550,227
Abstain	1,169,396

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	First Amendment to the Alliqua, Inc. 2011 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: December 20, 2012	By:	/s/ Steven Berger
Name: Steven Berger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to the Alliqua, Inc. 2011 Long-Term Incentive Plan